SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

BLUE COAT SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following FAQs were made available to employees of Blue Coat Systems, Inc. on January 23, 2012.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What is the proposed transaction?

A: Blue Coat has agreed to be acquired by a company owned by Thoma Bravo, a San Francisco-based private equity firm, and certain co-investors, under the Merger Agreement, dated as of December 8, 2011. Once the Merger Agreement has been approved by Blue Coat’s stockholders and the other closing conditions under the Merger Agreement have been satisfied, the Merger will occur. While Blue Coat will be the surviving corporation in the Merger, its stock will be privately held and will no longer be publicly traded.

Q: When do you expect the Merger to be completed?

A: Parent and Blue Coat are working to complete the Merger as quickly as possible after the special meeting of stockholders. In order to complete the Merger, we must obtain the required Stockholder Approval, and a number of other closing conditions under the Merger Agreement must be satisfied or waived.

Q: Where and when is the special meeting of stockholders?

A: The special meeting will take place at 9:00 a.m., local [Pacific] time, on February 13, 2012, at Blue Coat’s headquarters located at 420 North Mary Avenue, Sunnyvale, California 94085.

Q: Who is eligible to vote?

A: Holders of Blue Coat common stock as of the close of business on December 30, 2011, the record date for the special meeting, are eligible to vote. Unexercised stock options and unvested RSUs are not “common stock” for the purpose of voting.

Q: How many votes do Blue Coat’s stockholders have?

A: Holders of Blue Coat common stock have one vote for each share of Blue Coat common stock that such holder owned at the close of business on December 30, 2011, the record date for the special meeting.

Q: What will Blue Coat’s stockholders receive in the Merger?

A: If the Merger contemplated by the Merger Agreement is completed, the holders of Blue Coat common stock will receive $25.81 in cash, without interest and less applicable withholding tax, for each share of Blue Coat common stock that they own immediately prior to the effective time of the Merger. If you own shares of Blue Coat common stock that are held in your E-Trade account, your cash payment for those shares will be deposited in your account.

Q: What will happen to my stock options?

A: If you have stock options that are in-the-money (i.e.,your exercise price is lower than $25.81), you will receive a cash payout equal to the number of unexercised options you hold times the cashout price of $25.81, less the amount of your exercise cost. For example, if you have 100 shares with an exercise price of $20.00, you would receive the following: [100 * ($25.81 - $20.00)], or $581.00, less any applicable withholding taxes. Any unvested options that you hold will automatically vest and be eligible for the payout. If your stock options are under water (i.e., your exercise price is greater than $25.81), those options will be cancelled.

Q: What about my restricted stock?

A: If you have unvested RSAs or RSUs, they will be automatically vested and will be paid out at $25.81 per share, subject to any applicable withholding.

Q: What will happen to my Employee Stock Purchase Plan (“ESPP”) shares?

A: If you are currently enrolled in the ESPP, the final purchase will be made on the earlier of (i) February 29, 2012, or (ii) five (5) business days prior to the effective time of the Merger. Shares will be deposited as usual in your E-Trade account and become part of the cashout along with any previously-purchased ESPP shares that have not yet been sold.

Q: What happens if I leave the company before the cashout?

A: If you leave the company before the effective time (the cashout date), any unvested stock options, unvested RSAs or unvested RSUs that you hold will be cancelled. If you have any vested stock options that are in the money (i.e., your exercise price is less than $25.81), they will be cashed out when the Merger is completed.

Q: Is there anything that I have to do with my E-Trade account in order to receive the cashout?

A: Your E-Trade account MUST be active. If you have not activated your E-Trade account, please contact stock.admin@bluecoat.com as soon as possible. You do not have to do any transactions within your E-Trade account in order to receive the cashout.

Q: How can I get the cashout funds?

A: All of the employee cashout will be deposited in the E-Trade accounts. You can request a check or a wire or transfer the funds, depending upon how you have set up your account with E-Trade.

Q: How will I know how to report this income on my taxes?

A: E-Trade will provide custom statements that will explain the character of the income and withholding.

Q: What happens if the Merger is not completed?

A: If the Merger Agreement is not adopted by Blue Coat’s stockholders or if the Merger is not completed for any other reason, you will not receive any payment for your shares of Blue Coat common stock in connection with the Merger. Instead, Blue Coat will remain an independent public company, its common stock will continue to be listed and traded on Nasdaq, and your Blue Coat equity awards will continue to vest on their normal schedules.

Important Information

Blue Coat Systems, Inc. (the “Company”) filed a definitive proxy statement regarding the proposed acquisition of the Company by a controlled affiliate of Thoma Bravo, LLC (“Thoma Bravo”) with the Securities and Exchange Commission (the “SEC”) on January 4, 2012 and commenced mailing that proxy statement to its stockholders on or about January 5, 2012. Investors and security holders are urged to read the proxy statement relating to such acquisition and any other relevant documents filed with the SEC because they contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov and the Company’s website at www.bluecoat.com. In addition, the proxy statement and other documents filed by the Company with the SEC (may be obtained from the Company free of charge by directing a request to Blue Coat Systems, Inc., Attn: Investor Relations, 420 North Mary Avenue, Sunnyvale, CA 94085, telephone: (408) 220-2200.

Certain Information Regarding Participants

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of the Company’s security holders in connection with the proposed acquisition of the Company by Thoma Bravo. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, which was filed with the SEC on June 8, 2011, its definitive proxy statement for the 2011 Annual Meeting of Stockholders, which was filed with the SEC on August 29, 2011 and its definitive proxy statement relating to the proposed acquisition, which was filed with the SEC on January 4, 2012. To the extent holdings of Company securities have changed since the amounts printed in the definitive proxy statement filed on January 4, 2012, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or Initial Statements of Beneficial Ownership on Form 3 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.bluecoat.com.

Forward-looking Statements

Any statements in this document not relating to historical matters are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to the Company’s future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These forward-looking statements include, but are not limited to, statements concerning the following: plans to develop and offer new products and services and enter new markets; expectations with respect to future market growth opportunities; changes in and expectations with respect to revenues, gross margins and income tax provisions; future operating expense levels and operating margins; the impact of quarterly fluctuations of revenue and operating results; the success of the Company’s business strategy and changes in the Company’s business model, management, organizational structure and operations; the impact of macroeconomic conditions on the Company’s business; the adequacy of the Company’s capital resources to fund operations and growth; investments or potential investments in acquired businesses and technologies, as well as internally developed technologies; the effectiveness of the Company’s sales force, distribution channel, and marketing activities; the impact of recent changes in accounting standards; the parties’ ability to consummate the proposed acquisition of the Company by Thoma Bravo; and assumptions underlying any of the foregoing. In some cases, forward-looking statements are identified by the use of terminology such as “anticipate,” “expect,” “intend,” “plan,” “predict,” “believe,” “estimate,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” or negatives or derivatives of the foregoing, or other comparable terminology. The forward-looking statements contained in this document involve known and unknown risks, uncertainties and other factors that may cause industry and market trends, or the Company’s actual results, level of activity, performance or achievements, to be materially different from any future trends, results, level of activity, performance or achievements expressed or implied by these statements. For a detailed discussion of these risks, readers are referred to the Company’s filings with the SEC, including but not limited to, the information included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, which outlines certain important risks regarding the Company’s forward-looking statements, as well as information included in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to revise or update forward-looking statements to reflect new information or events or circumstances occurring after the date of this release, except as may be required by applicable law.